UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2012

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10879 (Commission File Number)	22-2785165 (IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On January 19, 2012, Amphenol Corporation (“Amphenol”) issued a press release announcing the pricing of its offering of $500 million aggregate principal amount of senior notes due 2022 (the “Notes”).  The Notes will have an interest rate of 4.000% per annum and are being issued at a price equal to 99.746% of their face value.  A copy of Amphenol’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In connection with the offering of the Notes, Amphenol is filing the computation of Ratio of Earnings to Fixed Charges under Exhibit 12.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

Exhibit 12.1            Computation of Ratio of Earnings to Fixed Charges

Exhibit 99.1            Press Release dated January 19, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPHENOL CORPORATION

By:	/s/ Diana G. Reardon
Diana G. Reardon
Executive Vice President and Chief Financial Officer

Date:  January 19, 2012

EXHIBIT INDEX

Exhibit No.	Description
12.1	Computation of Ratio of Earnings to Fixed Charges

99.1	Press Release dated January 19, 2012